MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENTeffective as of the 30th day of July, 2010,

BETWEEN:

CANNABIS SCIENCE, INC., a Nevada Corporation, with its corporate offices located at 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918

                                                                                                                        (“Purchaser”)

and

ADAM PASQUALE, an individual resident of the State of Colorado, with an address of Suite #323 - 2865 South Colorado Blvd Denver, CO 80222.

and                                                                                                                                          (“Seller”)

ROCKBROOK INC., a Colorado Corporation, with its corporate offices located at Suite #323 - 2865 South Colorado Blvd Denver, CO 80222.

                                                                                                                        (“Company”)

WHEREAS:

A.    The Purchaser, Seller and Company are parties to a Share Purchase Agreement effective as of May 8, 2010 (the “Share Purchase Agreement”) and

B.     Due to regulatory issues, Purchaser, Seller and Company desire to mutually terminate the Share Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledge by each of them, the Consultant and the Company agree as follows:

1.      Effective as of July 30, 2010 the Share Purchase Agreement is terminated.

2.      The Parties agree to work collectively to resolve the regulatory issues with respect to the licensing of the Company and its business in the State of Colorado.

3.      Once the licensing issues are resolved, the Parties agree to enter into a new Share Purchase Agreement.

4.      The Parties acknowledge that the Seller has entered into a new Management Agreement with the Purchaser, effective as of July 30, 2010 (the “New Management Agreement”).

5.      The Parties acknowledge that the 400,000 common shares of the Purchaser that were issued to the Seller pursuant to the Share Purchase Agreement will be cancelled effective the date of this agreement and the Seller acknowledges his duty to return the shares to the Purchasers stock transfer agent to facilitate the cancellation.

6.      The Parties acknowledge that the 2,000,000 common shares of the Purchaser that were issued to the Seller pursuant to the Management Agreement dated May 8, 2010 will instead be considered issued pursuant to the New Management Agreement.

7.      The Parties acknowledge that all monies paid on behalf of the Rockbrook expansion plan will instead be considered payments pursuant to the New Management Agreement.

8.      Each Party hereto, for and on behalf of itself and, to the fullest extent permitted by applicable law, and its Related Parties, does hereby unequivocally release and discharge each other Party and any of their respective Related Parties, from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money due, accounts, demands, liens and liabilities of every kind and nature, in law, equity or otherwise, whether made directly or derivatively, and whether accrued, absolute, contingent or otherwise , that in any way arise from or out of, are based upon, or are in connection with or relate to the Share Purchase Agreement, including any breach, non-performance, action or failure to act under the Share Purchase Agreement or in connection therewith and the events leading up to the termination of the Share Purchase Agreement.

9.      This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

10.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute the and the same agreement.

PURCHASER                                                           COMPANY

/s/  Robert Melamede                                                    /s/   Adam Pasquale

_____________________________                          ____________________________

Dr. Robert Melamede, President                                Adam Pasquale, President

Cannabis Science Inc.                                                 Rockbrook Inc.

                                                                                    SELLER

                                                                                     /s/   Adam Pasquale

                                                                                    ____________________________

                                                                                    Adam Pasquale